UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 8, 2015

RealD Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34818	77-0620426
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 N. Crescent Drive, Suite 200 Beverly Hills, CA	90210
(Address of Principal Executive Offices)	(Zip code)

(310) 385-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Definitive Agreement.

On November 8, 2015, RealD Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Rhombus Cinema Holdings, LLC, a Delaware limited liability company (“Purchaser”) and Rhombus Merger Sub, Inc., a Delaware corporation (“Merger Sub”).  Purchaser and Merger Sub are affiliates of Rizvi Traverse Management, LLC (“Rizvi”).

The Merger Agreement provides that, subject to the terms and conditions thereof, Merger Sub will be merged with and into the Company with the Company surviving the merger as a wholly owned subsidiary of Purchaser (the “Merger”).

At the effective time of the Merger (“Effective Time”), each share of the Company’s common stock, par value $0.0001 per share, issued and outstanding immediately prior to the Effective Time, other than certain excluded shares, will be converted into the right to receive $11 in cash, without interest (the “Merger Consideration”).

Pursuant to the Merger Agreement, as of the Effective Time, unless otherwise agreed with the holder thereof, each stock option, restricted stock unit and performance-based stock unit (in each case, whether vested or unvested) that relates to shares of Company common stock that is outstanding immediately prior to the Effective Time will vest, and be cancelled and converted into the right to receive the Merger Consideration, less any applicable tax withholdings, and, in the case of options, less the applicable exercise price.

The closing of the Merger is subject to a condition that the Merger Agreement be adopted by the affirmative vote of the holders of at least a majority of all outstanding shares of common stock.  Consummation of the Merger is also subject to certain other customary conditions, including, among others, the absence of any law, injunction or judgment that prohibits or makes illegal the consummation of the Merger, and the expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and required antitrust filings in other jurisdictions. Each party’s obligation to consummate the Merger also is subject to certain additional conditions that include the accuracy of the other party’s representations and warranties contained in the Merger Agreement (subject to certain materiality qualifiers) and the other party’s compliance with its covenants and agreements contained in the Merger Agreement in all material respects. The Merger Agreement does not contain a financing condition.

The Merger Agreement contains representations and warranties customary for transactions of this type. The Company has agreed to various customary covenants and agreements, including, among others, agreements to conduct its business in the ordinary course during the period between the execution of the Merger Agreement and the Effective Time, not to engage in certain kinds of transactions during this period, and to convene and hold a meeting of its stockholders for the purpose of obtaining stockholder approval.

The Company is subject to a customary “no-shop” provision that requires it to cease discussions or solicitations with respect to alternate transactions and subjects it to certain restrictions in considering and negotiating alternate transactions. If the Company receives an unsolicited financially superior proposal, it may provide nonpublic information to the third party and engage in discussions or negotiations with a third party making such a proposal in accordance with the Board's fiduciary duties.  The Company must notify Purchaser of any takeover proposal within twenty four (24) hours and provide the Purchaser with a copy of such proposal.  In response to a superior proposal, the Board of Directors ("Board") may terminate the Merger Agreement to enter into an alternative acquisition agreement with respect to such superior proposal and pay a termination fee (as discussed below) or change its recommendation with respect to the stockholder vote on the Merger. Prior to terminating the Merger Agreement or effecting such change, the Board must provide Purchaser with notice, reasons for such action and four (4) business  days of good faith negotiations for Purchaser to counter the superior proposal.  The Board may change its recommendation with respect to the Merger in response to certain events that materially affect the Company if the Board determines in good faith, after notifying and negotiating with Purchaser to revise the terms of the Merger, that its fiduciary duties require such a change.

Purchaser has obtained equity and debt financing commitments for the transactions contemplated by the Merger Agreement, the aggregate proceeds of which, together with the proceeds of the equity rollover investment and the available cash of the Company, will be sufficient for Purchaser to pay the aggregate Merger Consideration, repay indebtedness under the Company’s existing credit facility and pay all related fees and expenses. An investment fund affiliated with Rizvi has committed to capitalize Purchaser, at or prior to the Effective Time, with an equity contribution in an amount up to $112 million, subject to the terms and conditions set forth in an equity commitment letter, dated as of November 8, 2015. In addition, Michael V. Lewis, Chairman and Chief Executive Officer of the Company ("Mr. Lewis"), and a trust held by him (together, “Stockholders”) entered into a rollover commitment letter, dated as of November 8, 2015, pursuant to which such Stockholders have committed to roll-over  approximately 5,339,443 million shares of the Company’s common stock.

Additionally, Purchaser has obtained  commitments of $125 million of preferred equity financing and $300 million of debt financing in connection with the Merger as described in the Merger Agreement.

If the Merger Agreement is terminated because (i) prior to receipt of stockholder approval, the Board effects an adverse recommendation change or materially breaches any of its representations and warranties or fails to perform its covenants, (ii) the Company accepts a superior proposal, (iii) stockholders fail to approve the Merger and prior to the termination the Board effected an adverse recommendation change, or  (iv) the Company enters into an agreement for or consummates an alternative transaction within twelve (12) months following termination under certain circumstances, the termination fee payable by the Company to Purchaser will be $24 million. The Merger Agreement also provides that the Company will reimburse purchaser’s fees and expenses in an amount not to exceed $6 million if the Merger Agreement is terminated because stockholders do not approve the Merger.  The Merger Agreement also provides that Purchaser will be required to pay the Company a termination fee of $29 million if the Merger Agreement is terminated because Purchaser fails to consummate the Merger following the completion of a “marketing period” or otherwise breaches its obligations under the Merger Agreement such that conditions to the consummation of the Merger cannot be satisfied. In addition to the foregoing termination rights, and subject to certain limitations, either party may terminate the Merger Agreement if the Merger is not consummated by April 6, 2016.

This agreement concludes the public process initiated on February 9, 2015, when the Company announced that its Board intended to explore a full range of strategic alternatives with the goal of enhancing value for all shareholders and engaged Moelis & Company LLC as its financial advisor to assist in the process.  As part of that process, over seventy (70) potential strategic and financial acquirers were contacted, and over thirty-five (35) signed confidentiality agreements and received information concerning the Company.  Six parties submitted indications of interest and received management presentations.   Only Rizvi submitted a final round bid, which following negotiations, was increased to $11 in cash per share of Company common stock.  Rizvi’s offer was conditioned on Mr. Lewis reinvesting his equity into the transaction and continuing to serve as the chairman and chief executive officer of the Company after the Effective Time.  Mr. Lewis recused himself from the vote of the Board to approve the transaction.  All remaining directors voted in favor of the transaction.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company. In particular, the representations and warranties contained in the Merger Agreement were made only for the purposes of the Merger Agreement as of the specific dates therein, and were solely for the benefit of the parties to the Merger Agreement. The representations and warranties contained in the Merger Agreement may be subject to limitations agreed upon by the parties to the Merger Agreement and are qualified by information in confidential disclosure schedules provided in connection with the signing of the Merger Agreement. These confidential disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement.

Moreover, certain representations and warranties in the Merger Agreement may be subject to a standard of materiality provided for in the Merger Agreement and have been used for the purpose of allocating risk among the parties, rather than establishing matters of fact. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be completed and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, attached hereto as exhibit 2.1 to this Current Report on Form 8-K, which is incorporate herein by reference.

5.03. Amendments to Articles of Incorporation and or Bylaws; Change in Fiscal Year.

On November 8, 2015, the Board amended the Company’s bylaws to adopt a new Article X, which sets forth as follows:

Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of the General Corporation Law of the State of Delaware or the Certificate of Incorporation or these Bylaws (as either may be amended from time to time), or (iv) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation governed by the internal affairs doctrine, shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware).”

Item 8.01.  Other Events

On November 9, 2015, the Company issued a press release announcing it entered into the Merger Agreement. A copy of the press release is filed as Exhibit 99.1 and incorporated by reference.

Cautionary Note on Forward-Looking Statements

Statements in this Current Report on Form 8-K that relate to future results and events are forward-looking statements based on RealD's current expectations. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Actual results and events in future periods may differ materially from those expressed or implied by these forward-looking statements because of a number of risks, uncertainties and other factors.  Such risks and uncertainties include, among others:  (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the failure to obtain RealD shareholder approval or the failure to satisfy any other closing conditions imposed on the parties in connection with the consummation of the transactions described herein; (3) the ability to obtain regulatory approvals of the merger; (4) risks related to disruption of management’s attention from RealD’s ongoing business operations due to the transaction; (5)  the Company’s ability to maintain relationships with customers, employees or suppliers following the announcement of the merger agreement and the transactions contemplated thereby; (6) the ability of third parties to fulfill their obligations relating to the proposed transactions, including providing financing under current financial market conditions; (7) the ability of the parties to satisfy the conditions to closing of the proposed transactions; (8) the risk that the merger and the other transactions contemplated by the merger agreement may not be completed in the time frame expected by the parties or at all; and (9) the risks that are described from time to time in the Company’s reports filed with the U.S. Securities and Exchange Commission (the “SEC”), including RealD’s Annual Report on Form 10-K for the fiscal year ended March 31, 2015 and Amendment thereto on Form 10-K/A, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.  Given these uncertainties, undue reliance should not be placed on these forward-looking statements. RealD does not undertake any obligation to release any revisions to these forward-looking statements publicly to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events.

RealD undertakes no obligation to update publicly the information contained in this press release, or any forward-looking statements, to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

Additional Information and Where to Find It

In connection with the proposed merger, the Company will file a proxy statement and other relevant documents concerning the proposed merger with the SEC. The proxy statement and other materials filed with the SEC will contain important information regarding the merger, including, among other things, the recommendation of the Company’s Board of Directors with respect to the merger. BEFORE MAKING ANY VOTING DECISION, REALD’S SHAREHOLDERS ARE URGED TO READ IN THEIR ENTIRETY THE PROXY STATEMENT AND OTHER PROXY MATERIALS THAT THE COMPANY FILES WITH THE SEC IN CONNECTION WITH THE MERGER OR INCORPORATE BY REFERENCE THEREIN WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER, RELATED MATTERS AND THE PARTIES TO THE TRANSACTION. You will be able to obtain the proxy statement, as well as other filings containing information about the Company, free of charge, at the website maintained by the SEC at www.sec.gov. Copies of the proxy statement and other filings made by the Company with the SEC can also be obtained, free of charge, by directing a request to RealD, Inc., 100 North Crescent Drive Suite 200, Beverly Hills, CA 90210, Attention: Corporate Secretary.

Certain Information Concerning Participants

The Company and its executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from the Company’s shareholders with respect to the proposed merger. Information regarding the executive officers and directors of the Company is included in the Company’s Form 10-K for the fiscal year ended March 31, 2015 filed with the SEC on June 12, 2015 and Amendment thereto on Form 10-K/A filed with the SEC on July 29, 2015.  More detailed information regarding the identity of the potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the proposed merger.  These documents may be obtained free of charge from the SEC’s website at www.sec.gov and the Company’s website at www.reald.com.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated November 8, 2015, by and among RealD Inc., Rhombus Cinema Holdings, LLC and Rhombus Merger Sub, Inc.

3.1	Bylaw Amendment, Article X.

99.1	Press Release, dated November 9, 2015.

* Pursuant to Item 601 (6)(2) of Regulation S-K, the schedules to the Merger Agreement (identified therein) have been omitted from this Report and will be furnished to the SEC Supplementally upon request.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALD INC.

Date: November 9, 2015	By:	/s/ Vivian Yang
		Name:	Vivian Yang
		Title:	Executive Vice President, General Counsel
and Secretary

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated November 8, 2015, by and among RealD Inc., Rhombus Cinema Holdings, LLC and Rhombus Merger Sub, Inc.

3.1	Bylaw Amendment, Article X.

99.1	Press Release, dated November 9, 2015.